                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Diametrics Medical, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                           DIAMETRICS MEDICAL, INC.
                               2658 Patton Road
                          Roseville, Minnesota 55113
                                March 24, 1997

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Diametrics Medical, Inc. (the "Company") which will be held on Thursday, April 10, 1997 at 3:30 p.m., Minneapolis time, at the offices of Dorsey & Whitney LLP, on the 20th Floor of Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota. The official notice of the meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

     Shareholders of the Company are being asked to approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock. Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to vote by marking the enclosed proxy and returning it promptly in the enclosed envelope.


                                    Sincerely,

                                    /s/ David T. Giddings

                                    David T. Giddings
                                    Chief Executive Officer

                           DIAMETRICS MEDICAL, INC.
                               2658 Patton Road
                          Roseville, Minnesota  55113


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           to be held April 10, 1997

TO THE SHAREHOLDERS OF DIAMETRICS MEDICAL, INC.:

     Notice is hereby given that a Special Meeting of Shareholders of Diametrics Medical, Inc. (the "Company") will be held on Thursday, April 10, 1997 at 3:30 p.m., Minneapolis time, at the offices of Dorsey & Whitney LLP, on the 20th Floor of Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota, for the following purposes:

     1. To amend the Amended and Restated Articles of Incorporation of the Company to (i) increase the number of authorized shares of all classes of stock from 25,000,000 to 40,000,000 and (ii) increase the number of authorized shares of Common Stock, par value $.01 per share, from 20,000,000 to 35,000,000 (the "Amendment").

     2. To transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed March 7, 1997 as the record date for the determination of shareholders entitled to vote at the Special Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting.

                                    By Order of the Board of Directors

                                    /s/ Kenneth L. Cutler

                                    Kenneth L. Cutler
                                    Secretary

    March 24, 1997



YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                           DIAMETRICS MEDICAL, INC.
                               2658 Patton Road
                          Roseville, Minnesota  55113
                               ________________

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                                APRIL 10, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diametrics Medical, Inc. (the "Company") for use at the Special Meeting of Shareholders to be held on Thursday, April 10, 1997, at 3:30 p.m., Minneapolis time, at the offices of Dorsey & Whitney LLP, on the 20th Floor of Pillsbury Center South, 220 South Sixth Street Minneapolis, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Special Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about March 24, 1997.

     Shares of the Company's Common Stock, $.01 par value (the "Common Stock"), and shares of the Company's Series I Junior Participating Preferred Stock, $.01 par value (the "Preferred Stock"), represented by proxies in the form solicited will be voted in the manner directed by the holders thereof. If the enclosed proxy is returned to the Company but no direction is made, the persons named in the proxy will vote all shares of the Company's Common Stock and/or Preferred Stock represented thereby "FOR" the proposal to approve the amendment to the Company's Amended and Restated Articles of Incorporation. Shares voted as abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a shareholder of record submits a proxy which indicates that such shareholder does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. Proxies may be revoked at any time before being exercised, by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

     All holders of the Common Stock and the Preferred Stock whose names appear of record on the Company's books at the close of business on March 7, 1997 will be entitled to vote at the Special Meeting or any adjournment thereof. The holders of the Common Stock and the Preferred Stock will vote as one class with respect to the proposed amendment to the Company's Amended and Restated Articles of Incorporation. At the close of business on March 7, 1997, a total of 15,235,139 shares of Common Stock and 750,000 shares of Preferred Stock were outstanding. Each share of Common Stock is entitled to one vote with respect to such proposal, and each share of Preferred Stock is entitled to 3.16 votes (see the discussion below under the caption "PROPOSAL TO AMEND ARTICLES OF INCORPORATION--The Preferred Stock").

     Officers, directors and other employees of the Company may solicit proxies by telephone or in person, and will receive no extra compensation for such services. Expenses in connection with the solicitation of proxies will be paid by the Company. Upon request by record holders of the Common Stock or the Preferred Stock who are brokers, dealers, banks or voting trustees, or their nominees, the Company will pay the reasonable expenses incurred by such record holders for mailing proxy material to any beneficial owners of such stock.

     Management of the Company is not aware of any matters that will be acted upon at the meeting other than the matter described in this Proxy Statement. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote with respect to such other matters in accordance with their best judgment.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 7, 1997, certain information regarding beneficial ownership of the Company's voting securities by (i) each person who is known by the Company to own, of record or beneficially, more than five percent of either the Common Stock or the Preferred Stock, which are the Company's only classes of voting securities, (ii) each of the Company's Directors and Executive Officers, and (iii) all Directors and Executive Officers of the Company as a group. Fractional shares are rounded to the nearest full share.


                                                              Number of Shares
                                                              ----------------
                                                         Beneficially     Percent of
                                                         ------------    -----------
Name of Beneficial Owner                                   Owned (1)       Class (1)
------------------------                                   ---------       ---------
Common Stock:

State of Wisconsin Investment Board                       1,380,000           9.1
 P.O. Box 7842
 Madison, WI 53707

The Allstate Corporation                                  1,099,328           7.2
 2775 Sanders Road
 Northbrook, Il 60062-6127

Medical Innovation Funds (2)                              1,279,467           8.2
 Opus Center, Suite 421
 9900 Bren Road East
 Minneapolis, Minnesota 55343

Investment Advisors, Inc. (3)                             1,240,500           8.1
 733 Marquette
 Investors Building, 5th Floor
 Minneapolis, MN 55479-0047

James E. Ashton, Ph.D., Director (4)                         28,543            *

Andre de Bruin, Director                                         --            --

Gerald L. Cohn, Director (5)                                105,000            *

David T. Giddings, President, Chairman of the Board,        179,334           1.2
 CEO and Director (6)

Roy S. Johnson, Director                                         --            --

Mark B. Knudson, Ph.D., Director (7)                        188,875           1.2

Richard A. Norling, Director                                     --            --

Fred E. Silverstein, M.D., Director (8)                      16,500            *

Laurence L. Betterley, Senior Vice President                 38,125            *
 and CFO (9)




                                                       Number of Shares      Percent of
                                                       ----------------      ----------
                                                         Beneficially          Class (1)
                                                             ------------          -----
Name of Beneficial Owner                                    Owned (1)
------------------------                                    ---------
Common Stock (continued):

James R. Miller, Senior Vice President (10)                  70,291                *

All directors and executive officers                        626,668               4.0
 as a group (10 persons) (11)

Preferred Stock:

IAI Investment Funds IV, Inc.                               187,500              25.0
 (IAI Regional Fund)
 733 Marquette
 Investors Building, 5th Floor
 Minneapolis, MN 55479-0047

Amarfour, L.L.C.                                            125,000              16.7
 200 West Madison, Suite 3800
 Chicago, IL 60606

The Provident Bank as Custodian for                          62,500               8.3
 the Perkins Opportunity Fund
 Ladonis Toney Institutional Custody
 One East Fourth Street
 Cincinnati, OH 45202

Parsnip River Company                                        50,000               6.7
 4422 IDS Center
 80 South 8th Street
 Minneapolis, MN 55402

Gerald L. Cohn, Director                                     25,000               3.3

Mark B. Knudson, Director (12)                                4,148                *

Fred E. Silverstein, Director (13)                           20,000               2.7

Laurence L. Betterley, Senior Vice President                  3,125                *
 and CFO

James R. Miller, Senior Vice President                           --                --

All directors and executive officers                         84,063              11.6
 as a group (10 persons) (14)

------------------
*  Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes, generally, voting power and/or investment power with respect to securities. Shares of Common Stock issuable upon exercise of options and warrants (including the Warrants, as defined below) currently exercisable or exercisable within 60 days of March 7, 1997 are deemed outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the person holding such Preferred Stock, options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares of Common Stock issuable upon conversion of the Preferred Stock are not included because holders of the Preferred Stock will not have the right to convert such Preferred Stock to Common Stock within 60 days after March 7, 1997. See "PROPOSAL TO AMEND ARTICLES OF INCORPORATION--The Preferred Stock--Conversion." Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


(2) Includes 818,666 shares of Common Stock held by Medical Innovation Fund ("MIF") and 81,556 shares of Common Stock held by Medical Innovation Fund II ("MIF II"). Medical Innovation Partners ("MIP") and Medical Innovation Partners II ("MIP II") are, respectively, the general partners of MIF and MIF II. Also includes: (i) 7,250 shares of Common Stock issuable to MIF and 14,800 shares of Common Stock issuable to MIF II upon the exercise of outstanding stock options,
(ii) 325,945 shares of Common Stock issuable upon the exercise of certain warrants held by MIP, and (iii) 31,250 shares of Common Stock issuable upon the exercise of Warrants held by MIF II.


(3) In a Schedule 13G Report dated as of January 5, 1997, Investment Advisors, Inc. ("IAI") indicated (i) that it is the beneficial owner of 1,053,000 shares of Common Stock, (ii) that it has sole voting and dispositive power with respect to 832,000 of such shares and shared voting and dispositive power with respect to 221,000 of such shares, and (iii) that all of such shares are held by various custodial institutions for the benefit of clients of IAI, none of whom individually own beneficially more that 5% of the Common Stock. The shares shown in the table include 18,500 shares of Common Stock issuable upon the exercise of Warrants (see the discussion in this Proxy Statement under the caption "PROPOSAL TO AMEND ARTICLES OF INCORPORATION--The Preferred Stock") owned by IAI Investment Funds IV, Inc., an affiliate of IAI. IAI is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.


(4) Includes 16,425 shares of Common Stock issuable upon the exercise of outstanding options and 1,746 shares of Common Stock issuable upon the exercise of certain warrants.


(5) Includes 25,000 shares of Common Stock issuable upon the exercise of Warrants owned by the Gerald L. Cohn Revocable Trust.


(6) Includes 175,000 shares of Common Stock issuable upon the exercise of outstanding options.


(7) Includes 7,250 shares of Common Stock issuable upon the exercise of outstanding options and 4,688 shares of Common Stock issuable upon the exercise of Warrants, which options and warrants are owned by Dr. Knudson. Excludes 900,222 shares of Common Stock and owned by MIF and MIF II and 379,245 shares of Common Stock issuable upon the exercise of options and warrants held by MIF II and MIP. See Note (2) above. Dr. Knudson is a limited partner of MIF and a general partner of MIP II. Dr. Knudson disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interests in such partnerships.


(8) Includes 15,250 shares of Common Stock issuable upon the exercise of outstanding options, and 1,250 shares issuable upon the exercise of Warrants. Excludes 454,545 shares held by Frazier Healthcare Investments, L.P. ("FHI") and 18,750 shares of Common Stock issuable upon the exercise of Warrants owned by FHI. The general partner of Frazier Healthcare Investments, L.P., is Frazier Healthcare Management, L.P., whose general partner is Frazier & Company L.P., whose general partner is Frazier Management L.L.C. Silverstein Capital, Inc., of which Dr. Silverstein is a shareholder, is a member of

Frazier Management, L.L.C. Dr. Silverstein disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such entities.

(9) Includes 35,000 shares of Common Stock issuable upon the exercise of outstanding options, and 3,125 shares of Common Stock issuable upon the exercise of Warrants.

(10) Includes 68,000 shares of Common Stock issuable upon the exercise of outstanding options.

(11) All directors and executive officers of the Company are listed in the table. See Notes (4)-(10) above.

(12) Excludes 31,250 shares of Preferred Stock held by MIF-II. See Notes (2) and
(7) above.

(13) Excludes 18,750 shares of Preferred Stock held by FHI. See Note (8) above.

(14) See Notes (2), (5), (7), (8), (12) and (13) above.


                                  PROPOSAL TO
                        AMEND ARTICLES OF INCORPORATION

Proposed Amendment

     The Board of Directors of the Company has approved an amendment to Article 3 of the Company's Amended and Restated Articles of Incorporation (the "Amendment") which, if adopted, would increase the number of authorized shares of Common Stock from 20,000,000 to 35,000,000. The number of shares of preferred stock currently authorized by the Company's Amended and Restated Articles of Incorporation will remain at 5,000,000. If the Amendment is approved by the Company's shareholders, paragraph 1 of Article 3 of the Company's Amended and Restated Articles of Incorporation would read as follows:

     "1.  Authorized Shares.

          The total number of shares of capital stock which the corporation is authorized to issue shall be 40,000,000 shares, consisting of 35,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock")."

     As of March 7, 1997, there were 15,235,139 shares of Common Stock and 750,000 shares of Preferred Stock issued and outstanding, 3,109,090 shares of Common Stock reserved for future issuance under various stock-based plans of the Company, 750,000 shares of Common Stock reserved for future issuance under the Warrants (as defined below), and 786,814 shares reserved for issuance pursuant to other outstanding warrants. This leaves the Company with 118,957 authorized but unissued, unreserved and uncommitted shares of Common Stock available for issuance.

     The additional shares of Common Stock for which authorization is sought will be a part of the existing class of Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares will not (and the shares of Common Stock presently outstanding do not) entitle holders thereof to preemptive or cumulative voting rights.

     The Board of Directors recommends approval of the Amendment because the Board believes it is in the best interests of all of the Company's shareholders. As described more fully below, the authorization of additional shares of Common Stock is necessary for conversion of the Preferred Stock into Common Stock. If the additional shares of Common Stock are not authorized, and the conversion of the Preferred Stock does not occur, one or more of several consequences may result, all of which the Board of Directors believes would be unfavorable to the Company. These include (i) triggering of the Company's obligation to pay dividends with respect to the outstanding shares of Preferred Stock, and (ii) creation of an obligation on the part of the Company to redeem the Preferred Stock for cash payment. These consequences are more fully described below under the caption "The Preferred Stock."

     The additional shares of Common Stock that will be authorized for issuance if the Amendment is adopted but not issued in connection with the conversion of the Preferred Stock will be available for other corporate purposes, and may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine. These purposes may include future additional financings in one or more private placements and/or public offerings, issuances pursuant to employee or director stock plans, and issuances in connection with acquisitions, stock dividends or stock splits. Shares issued in connection with any such transaction may be issued without further shareholder approval, except where such approval may be required by law or by the rules of the National Association of Securities Dealers, Inc.

     Although the Board of Directors presently has no specific plans with respect to the issuance of such additional shares, such shares could be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of the Company, thereby possibly discouraging or deterring a non-negotiated attempt to obtain control of the Company and making removal of incumbent management more difficult. Notwithstanding this possibility, the proposal for adoption of the Amendment is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate the capital stock of the Company or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise.

The Preferred Stock

     Issuance. On January 30, 1997, the Company completed the sale in a private placement (the "Private Placement") of 750,000 shares of the Preferred Stock, at a price of $16.00 per share. Each purchaser of Preferred Stock also received a detachable warrant to purchase one share of Common Stock for each share of Preferred Stock purchased, with an exercise price (subject to adjustment) equal to $5.0625 per share (the "Warrants"). The Company received proceeds of $12,000,000 in connection with the Private Placement, and will receive further proceeds upon any exercise of the Warrants. The proceeds of the Private Placement have been and are being used for working capital. The Board of Directors determined that it was in the Company's best interests to complete the Private Placement, given the Company's need for additional capital.

     Conversion. Each share of Preferred Stock will be automatically converted into four shares of Common Stock at such time as (i) the shareholders of the Company have authorized a sufficient number of shares of Common Stock to allow the conversion, and (ii) appropriate filings have been made with governmental authorities to effect such authorization (the "Conversion"). If the Amendment is approved, the Conversion will result in the issuance (subject to certain adjustments) of 3,000,000 shares of Common Stock to holders of the Preferred Stock.

     Voting Rights. Each share of Preferred Stock entitles the holder thereof to 3.16 votes on all matters submitted to a vote of the shareholders of the Company, subject to certain adjustments. Additionally, none of the following actions may be taken by the Company without the approval by vote of the holders of 66.667% (or such greater percentage as may be required by law) of all issued and outstanding shares of Preferred Stock, voting together as a single class: (i) any amendment, restatement or modification of the Articles of Incorporation, By-laws or other governance documents of the Company which would reasonably be expected to adversely affect the powers, preferences, privileges or rights of the Preferred Stock; (ii) declaration of payment of any dividend or the making of any distribution on or with respect to the Common Stock; (iii) purchase, redemption or retirement, directly or indirectly, of any shares of capital stock or other equity securities of the Company; (iv) authorization, creation or issuance of any additional shares of capital stock or other securities which (a) would reasonably be expected to adversely affect the powers, preferences, privileges or rights of holders of the Preferred Stock, or
(b) are ranked prior to or pari passu with, the Preferred Stock; or (v) a voluntary dissolution, liquidation or winding up of the Company.

     Dividends. If the Conversion does not occur on or before July 29, 1997, then pursuant to the terms of the Preferred Stock, dividends will accrue on the Preferred Stock at a rate per annum equal to 7.0% of the liquidation preference thereof, compounded quarterly. Such dividends will accrue from the date of initial issuance of the Preferred Stock to and including the (i) the conversion of the Preferred Stock, or (ii) the redemption of the Preferred Stock pursuant to its terms.

     Redemption. In the event that the Conversion does not occur on or before January 29, 1999 (the "Put Date"), and if the Company has not by that date caused the Preferred Stock to be registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. or any national securities exchange on which a class of the Company's equity securities is listed, the Preferred Stock will thereafter be redeemable, at the option of the holders thereof, at a price equal to the greater of (i) the current market price thereof on the Put Date, and (ii) the liquidation preference thereof, plus accrued and unpaid dividends thereon to the date fixed for redemption (the 30th business day following the Put Date). Notwithstanding the foregoing, in the event that the Company fails to declare and pay a dividend as required by the terms of the Preferred Stock, the Put Date will be accelerated to the payment date that would otherwise apply to such defaulted dividend payment. In the event that the Company receives notices of redemption from holders representing in excess of 75% of the shares of Preferred Stock outstanding, the Company will redeem all outstanding shares of Preferred Stock.

     Registration Provisions; Additional Warrants. The Company has agreed to register the Common Stock issuable upon conversion of the Preferred Stock, and upon exercise of the Warrants, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Company has further agreed to issue additional warrants to holders of the Preferred Stock, exercisable for a total of 187,500 shares of Preferred Stock at a per share purchase price equal to $20.25, in the event that the Company breaches its obligations with respect to such registration. The Preferred Stock issuable upon the exercise of such warrants would be convertible into a total (subject to certain adjustments) of 750,000 shares of Common Stock.


Vote Required for Adoption of Proposed Amendment

     The affirmative vote of the holders of a majority of the combined voting power of the shares of Common Stock and Preferred Stock (each of which shares of Preferred Stock is entitled to 3.16 votes) present and entitled to vote on the Amendment at the Special Meeting is required to adopt this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     In order to be eligible for inclusion in the Company's proxy solicitation materials for its 1997 annual meeting of shareholders, any shareholder proposal to be considered at such meeting must have been received at the Company's principal executive officers, 2658 Patton Road, Roseville, Minnesota 55113, no later than January 21, 1997.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO DIAMETRICS MEDICAL, INC., 2658 PATTON ROAD, ROSEVILLE, MINNESOTA 55113


                                   By Order of the Board of Directors

                                   /s/ Kenneth L. Cutler

                                   Kenneth L. Cutler
                                   Secretary
March 24, 1997

--------------------------------------------------------------------------------
PROXY

                            DIAMETRICS MEDICAL, INC.
                                2658 PATTON ROAD
                           ROSEVILLE, MINNESOTA 55113

         NOTICE OF SPECIAL MEETING OF SHAREHOLDERS APRIL 10, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned appoints David T. Giddings and Laurence L. Betterley, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Diametrics Medical, Inc. (the "Company") held by the undersigned on March 7, 1997, at the Special Meeting of Shareholders of the Company, to be held on Thursday, April 10, 1997, at 3:30 p.m., at the offices of the Company in Roseville, Minnesota, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

  Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope--no postage required. Please mail promptly to save further solicitation expenses.

--------------------------------------------------------------------------------

1. Proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation as more fully described in the Proxy Statement.

   [_] FOR     [_] AGAINST     [_] ABSTAIN

2. To vote with discretionary authority upon such other matters as may come before the meeting.

             (continued, and to be dated and signed, on other side)
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  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEM 1 LISTED HEREIN. UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

                                           SIGNATURE(S)

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                                           Dated: __________________, 1997

                                           INSTRUCTION: When shares are held
                                           by joint tenants, all joint tenants
                                           should sign. When signing as attor-
                                           ney, executor, administrator,
                                           trustee, custodian, or guardian,
                                           please give full title as such. If
                                           shares are held by a corporation,
                                           this proxy should be signed in full
                                           corporate name by its president or
                                           other authorized officer. If a
                                           partnership holds the shares sub-
                                           ject to this proxy, an authorized
                                           person should sign in the name of
                                           such partnership.
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